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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use and incorporation by reference in (1) this Joint Registration Statement on Form S-3, (2) any related subsequent joint registration statement filed in accordance with the provisions of Rule 462(b) under the Securities Act of 1933, as amended, and (3) any related Prospectus of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company of:

            (i) our report dated February 10, 1995 with respect to the financial statements and schedules of:

                 (a) Santa Anita Realty Enterprises, Inc. and Santa Anita
                     Operating Company and Subsidiaries Combined;

                 (b) Santa Anita Realty Enterprises, Inc.; and

                 (c) Santa Anita Operating Company and Subsidiaries; and

             (ii) our report date January 28, 1993 with respect to the consolidated financial statements of H-T Associates and subsidiary;

included or incorporated by reference in the Joint Annual Report of Form 10-K of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

We also consent to the reference therein to our firm under the captions "Selected Combined Financial Information" and "Experts."


                                        /s/ KENNETH LEVENTHAL & COMPANY

                                        KENNETH LEVENTHAL & COMPANY



Newport Beach, California
May 31, 1995